EXHIBIT 4.32

FOURTH AMENDMENT TO REVOLVING CREDIT,

TRANCHE B LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT TO REVOLVING CREDIT, TRANCHE B LOAN AND SECURITY AGREEMENT, dated as of June 18, 2007 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “U.S. Borrower”) and BIRKS & MAYORS INC. (f/k/a Henry Birks & Sons Inc.), a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), (ii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iii) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (iv) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Canadian Agent are parties to a Revolving Credit, Tranche B Loan and Security Agreement, dated as of January 19, 2006 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, on August 18, 2006, pursuant to the terms of Section 2.17 of the Credit Agreement, the U.S. Borrower elected to increase the U.S. Total Commitment by an amount equal to $12,500,000, such that after giving effect to such request (and all other elections under Section 2.17), the U.S. Total Commitment was increased from $110,000,000 to $122,500,000; and

WHEREAS, on November 10, 2006, pursuant to the terms of Section 2.17 of the Credit Agreement, the U.S. Borrower elected to increase the U.S. Total Commitment by an amount equal to $12,500,000, such that after giving effect to such request (together with all such elections), the U.S. Total Commitment was increased from $122,500,000 to $135,000,000; and

WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to Section 1.1 of the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

Birks Equity Contribution. A cash equity contribution to be made by Birks in Mayor’s in an amount not less than CD$40,000,000 and no greater than CD$45,000,000.

Fourth Amendment. The Fourth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, dated as of June 18, 2007, among the Borrowers, the Lenders, the Administrative Agent and the Canadian Agent.

Fourth Amendment Effective Date. The date on which the conditions precedent to effectiveness to the Fourth Amendment have been satisfied or waived.

(b) Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definition:

Canadian Commitment Sublimit. CD$125,000,000.

§2. Amendment to Section 2.5 of the Credit Agreement. Section 2.5 of the Credit Agreement is hereby amended by adding the following new paragraph (g) in the appropriate alphabetical order:

(g) Upon receipt of the Birks Equity Contribution, the U.S. Borrower shall immediately prepay the Revolving Credit Loans of the U.S. Borrower in an amount equal to the Birks Equity Contribution actually made by Birks to Mayor’s.

§3. Amendment to Section 2.8.1 of the Credit Agreement. Section 2.8.1(d) of the Credit Agreement is hereby amended by adding the following sentence immediately at the end of the second paragraph therein that begins “Notwithstanding the foregoing, during the Incremental Line Period,”:

Effective as of the Fourth Amendment Effective Date, the Loan Parties, the Lenders and the Administrative Agent acknowledge and agree that, for purposes of the calculations set forth in this paragraph, the reference to the “Dollar Equivalent of the Borrowing Base” shall refer to the sum of the U.S. Borrowing Base plus the Dollar Equivalent of the Canadian Borrowing Base.

§4. Amendment to Article 8 of the Credit Agreement. Article 8 of the Credit Agreement is hereby amended by adding the following new Section 8.20 in the appropriate numerical order:

8.20. Birks Equity Contribution. On or before the date which is five (5) Business Days following the Fourth Amendment Effective Date, Birks shall make the Birks Equity Contribution.

§5. Amendment to Section 9.3 of the Credit Agreement. Section 9.3 of the Credit Agreement is hereby amended:

(a)(i) to delete the word “and” at the end of paragraph (f) therein; (ii) to add the word “and” at the end of paragraph (g) therein; and (iii) to add the following new paragraph (h) therein in the appropriate alphabetical order:

(h) Investments consisting of the Birks Equity Contribution;

(b) to add the words “and paragraph (h)” immediately following the words “paragraph (g)” in the proviso to such Section 9.3.

§6. Amendment to Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended by deleting such Schedule 1 in its entirety and substituting therefor Schedule 1 attached hereto as Schedule 1.

§7. Amendment to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended by deleting such Exhibit A in its entirety and substituting therefor Exhibit A attached hereto as Exhibit A.

§8. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Borrowers of this Amendment and all other instruments and agreements required to be executed and delivered by such Borrower in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Borrowers of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Borrower, have been authorized by all necessary corporate proceedings on behalf of such Borrower and do not and will not contravene any provision of law or such Borrower’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Borrower.

(b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms, except as limited by any Debtor Relief Laws or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Borrowers of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 7 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Borrowers has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Borrowers hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 13.1(e) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§9. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Lenders and shall be in full force and effect;

(b) The Borrowers shall have duly executed and delivered amended and restated Revolving Credit Notes to each of the Lenders requesting such a Revolving Credit Note;

(c) The Administrative Agent shall have received signed original Officer’s Certificates, certified by a duly authorized officer of each Borrower and each Guarantor to be true and complete, (i) of the records of all corporate (or other) action taken by such Borrower or such Guarantor to authorize (A) such Borrower’s or such Guarantor’s execution and delivery of this Amendment and (B) such Borrower’s and such Guarantor’s entry into and carrying out the terms of this Amendment and the Credit Agreement, as amended hereby, (ii) copies, certified to be true, correct and complete, of the Governing Documents of each such Borrower and each Guarantor and (iii) incumbency certificate, giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Borrower an such Guarantor, this Amendment and any other Loan Documents pursuant to this Amendment;

(d) The U.S. Borrower shall pay in cash to the Administrative Agent, for the pro rata accounts of the U.S. Lenders executing and delivering a signature page to this Amendment, an amendment fee in an amount equal to $85,000; and

(e) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

§10. Conditions Subsequent. Within 30 days of the Fourth Amendment Effective Date or such other date as may be agreed to by the Administrative Agent in writing, the Borrowers shall have delivered to the Administrative Agent and/or the Canadian Agent, as applicable:

(a) The results of UCC searches (and the equivalent thereof in Canada) with respect to the Collateral, which indicate no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent and the Canadian Agent;

(b) A duly executed Borrowing Base Report showing all calculations thereof before giving effect to this Amendment and, on a pro forma basis, after giving effect to this Amendment, in form and substance satisfactory to the Administrative Agent;

(c) A favorable legal opinion addressed to the Lenders and the Administrative Agent in form and substance satisfactory to the Lenders and the Administrative Agent, from (i) Holland & Knight LLP, U.S. counsel to the Borrowers and their Subsidiaries and (ii) Stikeman Elliott LLP, Canadian counsel to the Borrowers and their Subsidiaries; and

(d) Payment of all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, and the Canadian Agent’s counsel, Ogilvy Renault LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

§11. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, the Borrowers and the Guarantors each acknowledges and agrees that: (i) such Borrower and such Guarantor does not have any claim or cause of action against the Administrative Agent, the Canadian Agent, any Applicable L/C Issuer or any Lender (or, with respect to the Credit Agreement and other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) such Borrower and such Guarantor does not have any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against such Borrower’s or such Guarantor’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Applicable L/C Issuer or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Applicable L/C Issuers and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Borrower and each Guarantor wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, any Applicable L/C Issuer’s and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Borrower and each Guarantor unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Applicable L/C Issuers or any Lender to the Borrowers or the Guarantors, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Applicable L/C Issuer or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Borrower or any Guarantor might otherwise have against the Administrative Agent, the Canadian Agent, any Applicable L/C Issuer or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the Fourth Amendment Effective Date) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§12. Miscellaneous Provisions.

(a) Each of the Borrowers hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Borrowers hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Borrowers hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other

Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 16.2 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a facsimile signature page hereto shall constitute the delivery of an original signature page hereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

U.S. BORROWER AND BORROWER’S REPRESENTATIVE

MAYOR’S JEWELERS, INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance and Treasurer

CANADIAN BORROWER

BIRKS & MAYORS INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance and Treasurer

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Towmey
Title:	Vice President

CANADIAN AGENT

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Nelson Lam
Name:	Nelson Lam
Title:	Vice President

REVOLVING CREDIT LENDERS

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Towmey
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Nelson Lam
Name:	Nelson Lam
Title:	Vice President

CF BLACKBURN LLC

BY: GMAC COMMERCIAL FINANCE LLC (servicer)

By:	/s/ Elizabeth C. White
Name:	Elizabeth C. White
Title:	Director

LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, LLC, as Agent for LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:	/s/ Scott J. Wolkovich
Name:	Scott J. Wolkovich
Title:	Officer

CF BLACKBURN LLC

BY: GMAC COMMERCIAL FINANCE CORPORATION – CANADA (SERVICER)

By:	/s/ George Kwong
Name:	George Kwong
Title:	Authorized Representative

LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA BRANCH

By:	/s/ Nick Dounas
Name:	Nick Dounas
Title:	Vice President

By:	/s/ Darcy Mack
Name:	Darcy Mack
Title:	First Vice President

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement; (c) acknowledge and confirm that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (d) acknowledges and agrees that, as of the date hereof, such Guarantor does not have any claim or cause of action against any Agent or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of its respective directors, officers, employees, agents or representatives); and (e) acknowledges, affirms and agrees that, as of the date hereof, such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment or compensation of any kind or nature against any of their respective obligations, indebtedness or liabilities to any Agent or any Lender.

GUARANTORS

HENRY BIRKS & SONS U.S., INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance and Treasurer

MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC.
JBM VENTURE CO., INC.
MAYOR’S JEWELRYS INTELLECTUAL PROPERTY HOLDING COMPANY
JAN BELL MARKETING-PUERTO RICO, INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance and Treasurer

Schedule 1

Schedule 1

Lenders and Commitments

U.S. Lenders	U.S. Total Commitment			Applicable Percentage
Bank of America, N.A. 40 Broad Street Boston, MA 02109		$50,000,000.00		37.037037037%

CF Blackburn LLC 1 Batterymarch Park Quincy, MA 02169		$50,000,000.00		37.037037037%

LaSalle Retail Finance, a division of LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association 25 Braintree Hill Office Park, Suite 205 Braintree, MA 02184		$35,000,000.00		25.925925926%

Total:		$135,000,000.00		100%

Canadian Lenders	Canadian Total Commitment			Applicable Percentage
Bank of America, N.A. (acting through its Canada branch) 200 Front Street West, Suite 2700 Toronto, Ontario M5V 3L2 Canada	CD$	46,296,296.30		37.037037037%

CF Blackburn LLC 500 René-Lévesque West, Suite 2300 Montréal, Québec H3B 1X9 Canada	CD$	46,296,296.30		37.037037037%

LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch 79 Wellington Street West, Suite 1500 P.O. Box 114, Toronto Dominion Centre Toronto, Ontario M5K 1G8 Canada	CD$	32,407,407.40		25.925925926%

Total:	CD$	125,000,000.00	*	100%

Exhibit A

Exhibit A

Form of Borrowing Base Report